UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 30, 2009

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2009, AF Services, LLC (“AF Services”), a wholly-owned subsidiary of PC Mall, Inc. (“PC Mall”), exercised its option to extend the lease term of PC Mall’s primary distribution center through February 28, 2013, in accordance with a Renewal Letter dated September 30, 2009, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The leased property, which is approximately 212,000 square feet of real property located in Memphis, Tennessee, serves as PC Mall’s primary distribution center for use by its wholly-owned subsidiaries.

On October 2, 2003, AF Services entered into an agreement with WNI/Tennessee, L.P. (formerly Anderson-Tully Company) for the lease of the approximately 212,000 square feet real property for a period of forty months, beginning on September 1, 2003 and ending on December 31, 2006. On October 2, 2006, AF Services exercised its first option to extend the lease term for a period of three years, commencing on January 1, 2007 and continuing through December 31, 2009, in accordance with a Renewal Letter dated October 2, 2006.

Item 2.03	Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2009, AF Services exercised its option to extend the lease term of PC Mall’s primary distribution center located in Memphis, Tennessee through February 28, 2013, as detailed in Item 1.01. PC Mall is a guarantor of the obligations of AF Services under this lease agreement and Renewal Letter.

Effective September 1, 2009, the monthly base rent is as follows:

September 1, 2009 January 1, 2010 March 1, 2010 January 1, 2011 January 1, 2012	- - - - -	December 31, 2009 February 28, 2010 December 31, 2010 December 31, 2011 February 28, 2013	: : : : :	$42,400.00 per month $0.00 per month $42,400.00 per month $43,283.33 per month $44,166.67 per month

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1	Renewal Letter, by and between WNI/Tennessee, L.P. and AF Services, LLC, dated September 30, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.

(Registrant)

Date: October 6, 2009	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne Chief Financial Officer

Index to Exhibit

Exhibit No.	Description

10.1	Renewal Letter, by and between WNI/Tennessee, L.P. and AF Services, LLC, dated September 30, 2009

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